EXHIBI5 5.3
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[GRAPHIC OMITTED]    FRESHFIELDS BRUCKHAUS DERINGER


                                                 LONDON
                                                 65 Fleet Street
                                                 London EC4Y 1HS
Carnival plc                                  T+ 44 20 7936 4000
Carnival House                         Direct T+ 44 20 7427 3959
5 Gainsford Street                            F+ 44 20 7832 7001
London                                 Direct F+
SE1 2NE                                          LDE No 23
                                               E claire.maunder@freshfields.com
                                               W freshfields.com

                                          DOC ID LB1053690/4
                                         OUR REF DH/CM
                                        YOUR REF
                               CLIENT MATTER NO. 000000-0000
1 June 2005


                                   EXHIBIT 5.3


Dear Sirs

REGISTRATION STATEMENT ON FORM S-8 OF CARNIVAL CORPORATION AND CARNIVAL PLC

INTRODUCTION

1. In connection with the joint registration statement (the REGISTRATION STATEMENT) on Form S-8 of Carnival Corporation, a corporation organized under the laws of the Republic of Panama (CARNIVAL CORPORATION) and Carnival Plc, a public limited company incorporated under the laws of England and Wales (the COMPANY), under the Securities Act 1933 (the ACT), we have been requested to render our opinion on certain matters in connection with the Registration Statement.

2. The Registration Statement relates to the registration under the Act of the issuance of 200,000 shares of Carnival Corporation common stock issuable under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the PLAN), the trust shares (the TRUST SHARES) of beneficial interest in the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands, that are paired with the shares of Carnival Corporation common stock issuable under the Plan, which Trust Shares are paired with the shares of Carnival Corporation common stock on a one-for-one basis and represent a beneficial interest in a special voting share of the Company and the Company's special voting share of 1 pound sterling in the capital of the Company (the SPECIAL VOTING SHARE) issued to Carnival Corporation (such share having been transferred to the trustee of the P&O Princess Special Voting Trust).



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3.   We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a)  the Registration Statement to be filed under the Act;

(b) a copy of the current Memorandum and Articles of Association of the Company in force as at 17 April 2003;

(c) a search carried out on 1 June 2005, (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at the Registrar of Companies of England and Wales (the COMPANY SEARCH);

(d) an extract of minutes of a meeting of the Board of Directors of the Company held on 11 March 2003 authorising the issue and allotment of the Special Voting Share to Carnival Corporation;

(e) a certified copy of the register of members of the Company and a certified copy of the register of members of the Cayman Islands overseas branch register of members of the Company, in each case in respect of the Special Voting Share; and

(f) a certificate issued to us by the Corporate Counsel of the Company dated 11 March 2003 (certifying to us that, amongst other matters, the Special Voting Share has been duly authorised, validly issued and is fully paid and non-assessable), and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

ASSUMPTIONS

4. In considering the above documents and rendering this opinion we have with your consent and without any further enquiry assumed:

(a) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

(b) the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c) that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d) that each of the statements contained in the certificate of the Corporate Counsel of the Company dated 11 March 2003 is true and correct as at the date hereof;

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(e)  that the information revealed by the Company Search was accurate in all respects and has not since the time of such search been altered;

(f) that the information revealed by our oral enquiry on 1 June 2005 of the Central Registry of Winding up Petitions (the WINDING UP ENQUIRY) was accurate in all respects and has not since the time of such enquiry been altered; and

(g) the meeting of the board of directors of the Company to authorise the issue and allotment of the Special Voting Share was properly convened, quorate and properly held and the extract of the minutes of that meeting referred to in 3(e) above is a true and accurate description of the resolution passed at that meeting and the resolution remains in force and has not been revoked or amended.

OPINION

5. Based on relying solely upon the foregoing and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, we are of the opinion that the Special Voting Shares has been duly authorised and validly issued and is fully paid and non-assessable.

For the purposes of this opinion, we have assumed that the term "non-assessable" in relation to the Special Voting Share means under English law that the holder of such share, in respect of which all amounts due on such share as to the nominal amount and any premium thereon have been fully paid, will be under no further obligation to contribute to the liabilities of the Company solely in its capacity as holder of such share.

QUALIFICATIONS

6.   Our opinion is subject to the following qualifications:

(a)  the Company Search is not capable of revealing conclusively whether or not:

     (i) a winding up order has been made or a resolution passed for the winding up of a company; or

     (ii)  an administration order has been made; or

     (iii) a receiver, administrative receiver, administrator or liquidator has been appointed,

     since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

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     In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

(b) the Winding-up Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made; and

(c) this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

OBSERVATIONS

7.   We should also like to make the following observations:

(a) it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement, or that no material facts have been omitted therefrom; and

(b) it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.

8. This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts.

9. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

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10.  This opinion is given to you for your benefit and for the purposes of the
Registration Statement to be filed under the Act. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purposes or quoted or referred to in any public document without our prior written consent, except that we consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully


/s/ Freshfields Bruckhaus Deringer

Freshfields Bruckhaus Deringer